CONE MILLS CORPORATION
                 Ratio of Earnings to Fixed Charges Computation

                                                    First Three Months
                                                  ----------------------
                                                     2000        1999        1999         1998       1997         1996      1995
                                                  --------------------------------------------------------------------------------
Operating Income (Loss)                            $ 3,916    $ (12,669)  $ (18,493)   $ (7,884)   $ (8,329)   $ 12,823  $ 35,424
Dividends Rec'd-CIPSA                                    -            -           -         192           -           -         -
Dividends Rec'd-Misc                                    91          115         116          37           -           -         -
Misc. Income - Affiliates                                -        1,675       1,833           -           -           -         -
                                                  --------------------------------------------------------------------------------
     Operating Income (Loss) per Statements          4,007      (10,879)    (16,544)     (7,655)     (8,329)     12,823    35,424
                                                  --------------------------------------------------------------------------------
Fixed Charges:
     Interest expense                                5,367        3,529      14,999      14,446      13,716      15,039    14,730
     Interest Exp-Hedge Act.-Debentures                107          107         427         427         427         427       338
     Interest Exp-Amortization of Discount               4            4          17          17          17          17        13
     Interest portion of rental expense                636          481       2,292       1,997       1,952       2,493     2,478
                                                  --------------------------------------------------------------------------------
     Total Fixed Charges                             6,114        4,121      17,735      16,887      16,112      17,976    17,559
                                                  --------------------------------------------------------------------------------
     Earnings Available for Fixed Charge Coverage $ 10,121     $ (6,758)    $ 1,191     $ 9,232     $ 7,783    $ 30,799  $ 52,983
                                                  --------------------------------------------------------------------------------
     Ratio of Earnings to Fixed Charges               1.66        (1.64)       0.07        0.55        0.48        1.71      3.02
                                                  --------------------------------------------------------------------------------

Fixed Charges (Pro Forma):
     Total Fixed Charges                           $ 6,114                 $ 17,735
     Interest Exp-Debentures 2005                   (2,031)                  (6,888)
     Interest Exp-Hedge Act.-Debentures               (107)                    (427)
     Interest Exp-Amortization of Discount              (4)                     (17)

     Interest Exp-Debentures 11%                     2,338                    9,350
                                                  ---------             ------------
                                                   $ 6,310                 $ 19,753
                                                  ---------             ------------
     Earnings Available for Fixed Charge Coverage $ 10,317                  $ 3,208
                                                  ---------             ------------
     Ratio of Earnings to Fixed Charges               1.64                     0.16
                                                  ---------             ------------
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Deficiency                                                     $ 10,879    $ 16,544     $ 7,655     $ 8,329
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